Exhibit 1.01

1,785,715 Shares

ACM Research, Inc.

UNDERWRITING AGREEMENT

August 14, 2019

STIFEL, NICOLAUS & COMPANY, INCORPORATED
  As Representative of the several Underwriters
One Montgomery Street
Suite 3700
San Francisco, California 94104

Ladies and Gentlemen:

Introductory.  ACM Research, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 1,785,715 shares (the “Shares”) of its Class A common stock, par value $0.0001 per share (the “Class A Stock”).  The 1,785,715 Shares to be sold by the Company are called the “Firm Shares.”  In addition, the Company has granted to the Underwriters an option to purchase up to an additional 267,857 Shares as provided in Section 2.  The additional 267,857 Shares to be sold by the Company pursuant to such option are collectively called the “Optional Shares.”  The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.”  Stifel, Nicolaus & Company, Incorporated (“Stifel”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S‑3, File No. 333-228734, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder. Such registration statement, at any given time, including any amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the rules and regulations of the Commission at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Initial Registration Statement.”  Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include any Rule 462(b) Registration Statement.

At the time of the filing of the Initial Registration Statement with the Commission and as of the date hereof, the conditions for use of Form S-3, set forth in the General Instructions thereto, including General Instruction I.B.1., were and have been satisfied. The Initial Registration Statement was declared effective by the Commission under the Securities Act on February 12, 2019. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No other document with respect to the Initial Registration Statement has heretofore been filed with the Commission other than such documents as have been subsequently incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and any Rule 430B Information.

The prospectus in the form in which it appeared in the Initial Registration Statement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that described the Offered Shares and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Offered Shares and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) under the Securities Act. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

As used herein, “Applicable Time” is 7:00 p.m. (New York City time) on August 14, 2019.  As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus together with the free writing prospectuses, if any, identified in Schedule B hereto, and the information identified on Schedule B hereto.  As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Offered Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).  As used herein, “Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the Securities Act) that is made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company to one or more potential investors that are qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”), as such terms are respectively defined in Rule 144A and Rule 501(a) under the Securities Act, to determine whether such investors might have an interest in the offering of the Offered Shares; “Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the Securities Act by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in the offering of the Offered Shares; “Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Offered Shares, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically); and “Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Schedule C attached hereto.

For purposes of this Agreement, all references to the Registration Statement, any Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the rules and regulations of the Commission to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed by the rules and regulations of the Commission to be a part thereof.

In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.          Representations and Warranties of the Company.  The Company hereby represents, warrants and covenants to each Underwriter, as of the date of this Agreement, as of the First Closing Date (as hereinafter defined) and as of each Option Closing Date (as hereinafter defined), if any, as follows:

(a)          No Material Misstatements or Omissions. At the Applicable Time, at the date hereof, at the First Closing Date, and at each Option Closing Date, if any, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and did not, does not, and will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Prospectus as of the Applicable Time on the First Closing Date and on each Option Closing Date, if any, and the Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act at the Final Closing Date, and at each Option Closing Date, if any, and any individual Section 5(d) Written Communication, when considered together with the Time of Sale Prospectus, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus, or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative on behalf of any Underwriter specifically for use in the preparation thereof, which written information is described below.  The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act.  No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(b)          Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Offered Shares other than the Time of Sale Prospectus and the Marketing Materials.

(c)          Emerging Growth Company. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(d)          Testing-the-Waters Communications. The Company (A) has not alone engaged in any Testing-the-Waters Communication, other than Testing-the-Waters Communications with the written consent of the Representative and (B) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company has not distributed any Section 5(d) Written Communications, other than those previously provided the Representative on Schedule C. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.  Each Section 5(d) Written Communication and Section 5(d) Oral Communication, did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of Offered Shares will not, include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(e)          Accurate Disclosure. (A) The Company has provided a copy to the Underwriters of each free writing prospectus used in the sale of Offered Shares.  The Company has filed all free writing prospectus required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any free writing prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.  When taken together with the rest of the Time of Sale Prospectus or the Prospectus,  no free writing prospectus, as of its issue date and at all subsequent times though the completion of the public offer and sale of Offered Shares, has, does or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus.  The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Prospectus, the Prospectus or any free writing prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representative on behalf of any Underwriter specifically for use in the preparation thereof, which written information is described below.

(f)          Ineligible Issuer.  At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.  Each free writing prospectus listed on Schedule B satisfied, as of its issue date and at all subsequent times through the Prospectus delivery period, all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(g)          Financial Statements. The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission thereunder, and fairly present in all material respects the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.  All disclosures contained in the Registration Statement, the Time of Sale Prospectus and Prospectus and any free writing prospectus that constitute non-GAAP financial measures (as defined by the rules and regulations under the Securities Act and the Exchange Act) comply with Regulation G under the Exchange Act, and Item 10 of Regulation S-K under the Securities Act, as applicable. No other financial statements, pro forma financial information or schedules are required under the Securities Act or the Exchange Act to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(h)          Independent Accountants. To the Company’s knowledge, BDO China Shu Lun Pan Certified Public Accountants LLP, which has expressed its opinion with respect to the financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is (A) an independent public accounting firm with respect to the Company within the meaning of the Securities Act and the rules of the Public Company Accounting Oversight Board (“PCAOB”) and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X under the Securities Act.

(i)          Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(j)          Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus, the Prospectus or the Marketing Materials.

(k)          Trading Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is approved for listing on the Nasdaq Global Market (“Nasdaq”). When issued, the Offered Shares will be listed on Nasdaq. To the Company’s knowledge, it is in compliance with all applicable listing requirements Nasdaq.

(l)          Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(m)          Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Shares and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(n)          Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have or be reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”).

(o)          Authorization. The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Offered Shares.  This Agreement has been duly authorized by the Company, and when executed and delivered by the Company, will constitute the valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(p)          Contracts. The execution, delivery and performance of this Agreement and the consummation of the transactions herein and therein contemplated will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such breach or violation would not reasonably likely to result in a Material Adverse Effect, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both)  (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, violation, breach, default, or Default Acceleration Event would not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s certificate of incorporation or by‑laws.

(q)          No Violations of Governing Documents. Neither the Company nor any of its subsidiaries is in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents.

(r)          Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the issue and sale of the Offered Shares, except (A) the registration under the Securities Act of the Offered Shares, which has been effected, (B) the necessary filings and approvals from Nasdaq to list the Offered Shares, when issued, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws in connection with the purchase of the Offered Shares and distribution of the Offered Shares by the several Underwriters, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(s)          Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance in all material respects with all applicable securities laws, and conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.  The Offered Shares, when issued and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights and will conform in all material respects to the description of the capital stock of the Company contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(t)          Taxes. Except as would not reasonably be expected to  result in a Material Adverse Effect, each of the Company and its subsidiaries has (A) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (B) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary.  The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements.  No issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries.  The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto.  The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(u)          Material Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (A) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (B) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (C) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of common stock due to the issuance of shares upon the exercise of outstanding options or warrants, upon the conversion of outstanding shares of preferred stock or other convertible securities or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business); (D) there has not been any material change in the Company’s long-term or short-term debt; and (E) there has not been the occurrence of any material adverse change or development that could be expected to have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (a “Material Adverse Change”).

(v)          Absence of Proceedings. There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(w)          Permits. The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self‑regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(x)          Good Title. The Company and each of its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Prospectus and the Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except as disclosed in the Time of Sale Prospectus or those that are not reasonably likely to result in a Material Adverse Effect.  The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(y)          Intellectual Property. The Company and its subsidiaries, taken as a whole, own, license, possess or otherwise have a valid right to use, or can acquire on reasonable terms all the rights necessary to use, trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets, inventions, technology, know-how and other intellectual property, and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary to the conduct of the business now conducted or proposed in the Time of Sale Prospectus to be conducted by them. Except as disclosed in the Time of Sale Prospectus, (A) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its subsidiaries; (B) to the knowledge of the Company, there is no infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by third parties of any of the Intellectual Property Rights of the Company or its subsidiaries; (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any subsidiary’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights; (E) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any subsidiary infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others; and (F) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company’s knowledge, in violation of the rights of any persons, except in each case covered by clauses (A) – (F) such as would not, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries own or have a valid right to access and us or can acquire on reasonable terms all computer systems, networks, hardware, software, databases, websites, and equipment necessary to process, store, maintain, deliver and operate data, information, and functions necessary in connection with the business of the Company and its subsidiaries (the “Company IT Systems”). The Company IT Systems operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted or proposed in the Time of Sale Prospectus to be conducted by them. The Company and its subsidiaries have implemented such backup, security and disaster systems as the Company reasonably believes are prudent and customary for similarly sized companies in the businesses in which they are engaged.

(z)          Employment Matters.  There is (A) no unfair labor practice complaint pending against the Company or any of its subsidiaries, nor to the Company’s knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it or any of its subsidiaries and (B) no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries, principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(aa)         ERISA Compliance.  No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which would reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.  Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred and would not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).  Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the Company’s knowledge nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(bb)         Environmental Matters.  The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(cc)         SOX Compliance. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are in effect and with which the Company is required to be in compliance as of the Effective Time.

(dd)         No Restrictions on Payments by Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, (A) from paying any dividends to the Company, (B) from making any other distribution on such subsidiary’s capital stock, (C) from repaying to the Company any loans or advances to such subsidiary from the Company or (D) from transferring any such subsidiary’s material properties or assets to the Company or any other subsidiary of the Company.

(ee)         Money Laundering Laws. The operations of the Company and  its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

(ff)          Foreign Corrupt Practices Act. Neither the Company nor, any of its subsidiaries, or any director or officer of the Company or any subsidiary, nor, to the knowledge of the Company, any employee, representative, agent, affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in  compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure and promote continued compliance therewith.

(gg)         OFAC. Neither the Company nor any of its subsidiaries or any director or officer of the Company or any subsidiary, nor, to the knowledge of the Company,  any employee, representative, agent or affiliate of the Company or any of its subsidiaries or any other person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Shares contemplated hereby, or lend, contribute or otherwise make available such proceeds to any person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(hh)         Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is commercially reasonable and customary for the conduct of its business and the value of its properties.

(ii)          No Violation.  Neither the Company nor any its subsidiaries nor, to the Company’s knowledge, any other party is in violation, breach or default of any Contract that has resulted in or could reasonably be expected to result in a Material Adverse Effect.

(jj)          Continued Business. No supplier, customer, distributor or sales agent of the Company or any subsidiary has notified the Company or any subsidiary in writing that it intends to discontinue or decrease the rate of business done with the Company or any subsidiary, except where such discontinuation or decrease has not resulted in and would not reasonably be expected to result in a Material Adverse Effect.

(kk)         No Finder’s Fee. There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Underwriter or the sale of the Offered Shares hereunder or any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(ll)          Statistical and Market Related Data. Any third-party statistical and market-related data included in a Registration Statement, the Time of Sale Prospectus, the Prospectus or any Testing-the-Waters Communications are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(mm)       No Fees. Except as disclosed to the Representative in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to (A) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company; (B) any FINRA member; or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter.

(nn)         Proceeds. None of the net proceeds of the offering contemplated by this Agreement will be paid by the Company to any participating FINRA member or any affiliate or associate of any participating FINRA member, except as specifically authorized herein.

(oo)         No FINRA Affiliations. Except as disclosed to the Representative in writing, to the Company’s knowledge, no (A) officer or director of the Company or its subsidiaries; (B) owner of 5% or more of any class of the Company’s securities; or (C) owner of any amount of the Company’s unregistered equity securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member.  The Company will advise the Representative if it becomes aware that any officer, director of the Company or its subsidiaries or any owner of 5% or more of any class of the Company’s equity securities  is or becomes an affiliate or associated person of a FINRA member participating in the offering contemplated by this Agreement.

(pp)         No Financial Advisor. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(qq)         Certain Statements.  The statements set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions “Description of Capital Stock” and “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects, and under the caption “Description of Capital Stock” insofar as they purport to constitute a summary of (A) the terms of the Company’s outstanding securities; (B) the terms of the Offered Shares; and (C) the terms of the documents referred to therein, are accurate, complete and fair in all material respects.

(rr)          No Registration Rights.  Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(ss)          Prior Sales of Securities.  Except as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company has not sold or issued any shares of common stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to outstanding preferred stock, options, rights or warrants or other outstanding convertible securities.

(tt)          PRC Subsidiaries.  Since January 1, 2015, the Company has conducted substantially all of its operations and generated substantially all of its revenue through (i) ACM Research (Shanghai), Inc., (“ACM Shanghai”) a majority foreign-owned enterprise formed under the laws of the People’s Republic of China (the “PRC”) and (ii) ACM Research (Wuxi), Inc.  (together with ACM Shanghai, the “PRC Subsidiaries” or each, a “PRC Subsidiary”).

(uu)         PRC Subsidiary Corporate Power; Establishment Documents.  Each PRC Subsidiary has been duly established, is validly existing as a company in good standing under the laws of the PRC, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each PRC Subsidiary has applied for and obtained all requisite business licenses and permits required under PRC law as necessary for the conduct of its businesses, and all such permits are validly subsisting, in each case except where the failure to have applied for or obtained such licenses, clearances or permits is not reasonably likely to result in a Material Adverse Effect.  Each PRC Subsidiary has complied with all PRC laws, including carrying out all relevant filings, registrations and applications for relevant permits with the PRC State Administration of Foreign Exchange and any other relevant authorities, except where the failure to comply is not reasonably likely to result in a Material Adverse Effect.  The registered capital of each PRC Subsidiary has been fully paid up in accordance with the schedule of payment stipulated in its respective articles of association, approval document, certificate of approval and legal person business license (hereinafter referred to as the “Establishment Documents”) and in compliance in all material respects with PRC laws and regulations, and there is no outstanding capital contribution commitment for any PRC Subsidiary.  The Establishment Documents of the PRC Subsidiaries have been duly approved in accordance with the laws of the PRC and are valid and enforceable.  The business scope specified in the Establishment Documents of each PRC Subsidiary complies in all material respects with the requirements of all relevant PRC laws and regulations.  The equity interests of each PRC Subsidiary are owned of record by the respective entities identified as the registered holders thereof in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(vv)         No Immunity.  None of the PRC Subsidiaries nor any of their properties, assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from services of process, from attachment prior to or in aid of execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment.

(ww)       No PRC Filings.  It is not necessary that this Agreement, the Registration Statement, the Time of Sale Prospectus, the Prospectus or any other document be filed or recorded with any governmental agency, court or other authority in the PRC.

(xx)         No PRC Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in the PRC by or on behalf of the Underwriters to any PRC taxing authority in connection with (A) the issuance, sale and delivery of the Offered Shares by the Company and the delivery of the Offered Shares to or for the account of the Underwriters; (B) the purchase from the Company and the initial sale and delivery by the Underwriters of the Shares to purchasers thereof; or (C) the execution and delivery of this Agreement.

(yy)         Advice in Connection with M&A Rules.  The Company is aware of, and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006, as amended on June 22, 2009, by the PRC Ministry of Commerce, the PRC State Assets Supervision and Administration Commission, the PRC State Administration of Taxation, the PRC State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the PRC State Administration of Foreign Exchange of the PRC (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC.  The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice.  In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

(zz)         M&A Rules and Related Clarifications. The issuance and sale of the Offered Shares, the listing and trading of the Offered Shares on Nasdaq and the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus are not and will not be, as of the date hereof and on the Closing Date, adversely affected in any material respect by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules (together with the M&A Rules, the “M&A Rules and Related Clarifications”).

(aaa)       PRC Overseas Investment and Listing Regulations.  The Company has taken all reasonably necessary steps to promote compliance by each of its shareholders, option holders, directors, officers and employees that, to the Company’s knowledge, is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the PRC Ministry of Commerce, the PRC National Development and Reform Commission and the PRC State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, requesting each shareholder, option holder, director, officer, employee and participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(bbb)          CSRC Approval.  As of the date hereof, the M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Offered Shares, the listing and trading of the Offered Shares on Nasdaq, or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus or the Prospectus.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Offered Shares shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

The Company has a reasonable basis for making each of the representations set forth in this Section 1.  The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2.          Purchase, Sale and Delivery of the Offered Shares.

(a)          The Firm Shares.  Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters an aggregate of 1,785,715 Firm Shares.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A.  The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $13.195 per share.

(b)          The First Closing Date.  Delivery of the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Goodwin Procter LLP (or such other place as may be agreed to by the Company and the Representative) at 10:00 a.m. New York City time, on August 19, 2019, or such other time and date as may be agreed to by the Company and the Representative (the time and date of such closing are called the “First Closing Date”).  The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are not limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11.

(c)          The Optional Shares; Option Closing Date.  In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 267,857 Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares, less an amount per share equal to any dividend or distribution declared by the Company and payable on the Firm Shares but not payable on Optional Shares.  The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement.  Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option and (ii) the time, date and place at which the Optional Shares will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of the Firm Shares and such Optional Shares).  Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date,” shall be determined by the Representative and shall not be earlier than three or later than five full business days after delivery of such notice of exercise.  If any Optional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)          Public Offering of the Offered Shares.  The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(e)          Payment for the Offered Shares.

(i)          Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

(ii)          It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase.  Stifel, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)          Delivery of the Offered Shares.  The Company shall deliver, or cause to be delivered to the Representative for the accounts of the several Underwriters the Firm Shares at the First Closing Date, against release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Company shall also deliver, or cause to be delivered to the Representative for the accounts of the several Underwriters, the Optional Shares the Underwriters have agreed to purchase at the First Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The Offered Shares shall be registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representative may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3.          Additional Covenants of the Company.  The Company further covenants and agrees with each Underwriter as follows:

(a)          Delivery of Registration Statement, Time of Sale Prospectus and Prospectus.  The Company shall furnish to the Representative in New York City, without charge, prior to 10:00 a.m. New York City time on the second business day following the date of this Agreement and during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)          Representative’s Review of Proposed Amendments and Supplements.  During the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), the Company (i) will furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement and (ii) will not amend or supplement the Registration Statement without the Representative’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  Prior to amending or supplementing any preliminary prospectus, the Time of Sale Prospectus or the Prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement.  The Company shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)          Free Writing Prospectuses.  The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed free writing prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed free writing prospectus or any amendment or supplement thereto without the Representative’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  The Company shall furnish to each Underwriter, without charge, as many copies of any free writing prospectus prepared by or on behalf of, used by or referred to by the Company as such Underwriter may reasonably request.  If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares (but in any event if at any time through and including the First Closing Date) there occurred or occurs an event or development as a result of which any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such free writing prospectus to eliminate or correct such conflict so that the statements in such free writing prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, however, that prior to amending or supplementing any such free writing prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented free writing prospectus, and the Company shall not file, use or refer to any such amended or supplemented free writing prospectus without the Representative’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)          Filing of Underwriter Free Writing Prospectuses.  The Company shall not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(e)          Amendments and Supplements to Time of Sale Prospectus.  If the Time of Sale Prospectus is being used to solicit offers to buy the Offered Shares at a time when the Prospectus is not yet available to prospective purchasers, and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus so that the Time of Sale Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall (subject to Section 3(b) and Section 3(c) hereof) promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when delivered to a prospective purchaser, not misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the information contained in the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)          Certain Notifications and Required Actions.  After the date of this Agreement, the Company shall promptly advise the Representative in writing of: (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission relating to the Registration Statement, the Time of Sale Prospectus or the Prospectus; (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus; (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any amendment or supplement to any preliminary prospectus, the Time of Sale Prospectus or the Prospectus or of any order preventing or suspending the use of any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Class A Stock from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes.  If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order as soon as practicable.  Additionally, the Company agrees that it shall comply with all applicable provisions of Rule 424(b), Rule 433 and Rule 430B under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission.

(g)          Amendments and Supplements to the Prospectus and Other Securities Act Matters.  If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus so that the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not misleading, or if in the opinion of the Representative or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with applicable law, the Company agrees (subject to Section 3(b) and Section 3(c)) hereof to promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) to a purchaser, not  misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.  Neither the Representative’s consent to, nor delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under Section 3(b) or Section 3(c).

(h)          Blue Sky Compliance.  The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws (or other foreign laws) of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares.  The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof as soon as practicable.

(i)          Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(j)          Transfer Agent.  The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Class A Stock.

(k)          Earnings Statement.  The Company will make generally available to its security holders and to the Representative as soon as practicable an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company commencing after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(l)          Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Offered Shares as contemplated by this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus.  Without limiting the generality of the foregoing, the Company will, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), file on a timely basis with the Commission and the Nasdaq all reports and documents required to be filed under the Exchange Act.

(m)          Listing.  The Company will use its best efforts to list, subject to notice of issuance, the Offered Shares on the Nasdaq.

(n)          Agreement Not to Offer or Sell Additional Shares.  During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Representative (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Class A Stock or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Class A Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Class A Stock or Related Securities; (iv) in any other way transfer or dispose of any Class A Stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Class A Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Class A Stock or Related Securities; (vii) file any registration statement under the Securities Act in respect of any Class A Stock or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby, (B) issue Class A Stock or options to purchase Class A Stock, or issue Class A Stock upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (C) file a registration statement on Form S-8 to register shares of Class A Stock issuable pursuant to the terms of any stock option, stock bonus or other stock plan or arrangement described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and (D) issue shares of Class A Stock in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, businesses, property or other assets of another person or entity; provided, however, that in the case of clause (D), such shares of Class A Stock shall not in the aggregate exceed 10% of the Company’s outstanding shares of Class A Stock on a fully diluted basis after giving effect to the sale of the Offered Shares contemplated by this Agreement.  For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Class A Stock or any securities exchangeable or exercisable for or convertible into Class A Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Class A Stock.

(o)          Future Reports to the Representative.  During the period of five years hereafter, the Company will furnish to the Representative, c/o Stifel, at One Montgomery Street, Suite 3700, San Francisco, California 94104, Attention: Equity Capital Markets: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other similar report filed by the Company with the Commission or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 3(o) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(p)          Investment Limitation.  The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(q)          No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, and will ensure that no affiliate of the Company will take, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Class A Stock or any reference security with respect to the Class A Stock, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.

(r)          Enforce Lock-Up Agreements.  During the Lock-up Period, the Company will enforce all agreements between the Company and any of its security holders that restrict or prohibit, expressly or in operation, the offer, sale or transfer of Class A Stock or Related Securities or any of the other actions restricted or prohibited under the terms of the form of Lock-up Agreement.  In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated in such agreements, including, without limitation, “lock-up” agreements entered into by the Company’s officers and directors pursuant to Section 6(h) hereof.

(s)          Company to Provide Interim Financial Statements.  Prior to the First Closing Date and each applicable Option Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

(t)          Amendments and Supplements to Permitted Section 5(d)Communications.  If at any time following the distribution of any Permitted Section 5(d) Communication, during the period when a prospectus relating to the Offered Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and, upon the reasonable request of the Representative, will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such  untrue statement or omission.

(u)          Emerging Growth Company Status.  The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Offered Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) the expiration of the Lock-Up Period (as defined herein).

Section 4.          Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Class A Stock, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Time of Sale Prospectus, the Prospectus, each free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and each preliminary prospectus, each Permitted Section 5(d) Communication, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum and a “Canadian wrapper”, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the costs, fees and expenses incurred by the Underwriters in connection with determining their compliance with the rules and regulations of FINRA related to the Underwriters’ participation in the offering and distribution of the Offered Shares, including any related filing fees and the legal fees of, and disbursements by, counsel to the Underwriters, (viii) the costs and expenses of the Company relating to investor presentations on any “road show”, any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the offering of the Offered Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives, employees and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the fees and expenses associated with listing the Offered Shares on the Nasdaq, (x) the fees and expenses of counsel to the Underwriters in an amount not to exceed $75,000 in the aggregate (including as provided in clauses (vi) and (vii)), and (xi) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 4. Except as provided in this Section 4 or in Section 7, Section 9 or Section 10 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5.          Covenant of the Underwriters.  Each Underwriter severally and not jointly covenants with the Company not to take any action that would result in the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not, but for such actions, be required to be filed by the Company under Rule 433(d).

Section 6.          Conditions of the Obligations of the Underwriters.  The respective obligations of the several Underwriters hereunder to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)          Comfort Letter.  On the date hereof, the Representative shall have received from BDO China Shu Lun Pan Certified Public Accountants LLP, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus, and each free writing prospectus, if any.

(b)          Compliance with Registration Requirements; No Stop Order; No Objection from FINRA.

(i)          The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act.

(ii)          No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement shall be in effect, and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(iii)          FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)          No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and through and including the First Closing Date and, with respect to any Optional Shares purchased after the First Closing Date, each Option Closing Date, in the judgment of the Representative there shall not have occurred any Material Adverse Change.

(d)          Opinion of Counsel for the Company.  On each of the First Closing Date and each Option Closing Date the Representative shall have received the opinion of K&L Gates LLP, counsel for the Company, dated as of such date, in form and substance satisfactory to the Representative and counsel to the Underwriters.

(e)          Opinion of Counsel for the Underwriters.  On each of the First Closing Date and each Option Closing Date the Representative shall have received the negative assurance statement of Goodwin Procter LLP, counsel for the Underwriters in connection with the offer and sale of the Offered Shares, in form and substance satisfactory to the Underwriters, dated as of such date.

(f)          Officers’ Certificate.  On each of the First Closing Date and each Option Closing Date, the Representative shall have received a certificate executed by the Chief Executive Officer and President of the Company and the Chief Financial Officer of the Company, dated as of such date, to the effect set forth in Section 6(b)(ii) and further to the effect that:

(i)          for the period from and including the date of this Agreement through and including such date, there has not occurred any Material Adverse Change;

(ii)          the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such date; and

(iii)          the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such date.

(g)          Bring-down Comfort Letter.  On each of the First Closing Date and each Option Closing Date the Representative shall have received from BDO China Shu Lun Pan Certified Public Accountants LLP, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representative, which letter shall: (i) reaffirm the statements made in the letter furnished by them pursuant to Section 6(a), except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be; and (ii) cover certain financial information included or incorporated by reference in the Prospectus.

(h)          Lock-Up Agreements.  On or prior to the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit A hereto from each of the persons listed on Exhibit B hereto, and each such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(i)           Rule 462(b) Registration Statement.  In the event that a Rule 462(b) Registration Statement is filed in connection with the offering contemplated by this Agreement, such Rule 462(b) Registration Statement shall have been filed with the Commission on the date of this Agreement and shall have become effective automatically upon such filing.

(j)           Approval of Listing.  At the First Closing Date, the Offered Shares shall have been approved for listing on the Nasdaq, subject only to official notice of issuance.

(k)          Additional Documents.  On or before each of the First Closing Date and each Option Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably request for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Offered Shares as contemplated herein and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice from the Representative to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time on or prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 7.          Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representative pursuant to Section 6, Section 11 or Section 12, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges provided that, in the event any such termination is effected after the First Closing Date but prior to any Option Closing Date with respect to the purchase of any Optional Shares, the Company shall only reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred after the First Closing Date in connection with the proposed purchase of any such Optional Shares. For the avoidance of doubt, it is understood that the Company will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Offered Shares.

Section 8.          Effectiveness of this Agreement.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

Section 9.          Indemnification.

(a)          Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such affiliate, director, officer, employee, agent or controlling person may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Offered Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing), or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; and to reimburse each Underwriter and each such affiliate, director, officer, employee, agent and controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by such Underwriter or such affiliate, director, officer, employee, agent or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by the Representative in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any such free writing prospectus, any Marketing Material, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the information described in Section 9(b) below. The indemnity agreement set forth in this Section 9(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)          Indemnification of the Company, its Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus, that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus, such Section 5(d) Written Communication or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with information relating to such Underwriter furnished to the Company by the Representative in writing expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Representative have furnished to the Company expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Section 5(d) Written Communication or the Prospectus (or any amendment or supplement to the foregoing) are the statements set forth in the following paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus: (i) the first paragraph under “Commissions and Discounts” and (ii) the paragraphs under “Short Sales, Stabilizing Transactions, and Penalty Bids.” The indemnity agreement set forth in this Section 9(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)          Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party to the extent the indemnifying party is not materially prejudiced as a proximate result of such failure and shall not in any event relieve the indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action), which counsel (together with any local counsel) for the indemnified parties shall be selected by the Representative (in the case of counsel for the indemnified parties referred to in Section 9(a) above) or by the Company (in the case of counsel for the indemnified parties referred to in Section 9(b) above)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred.

(d)          Settlements.  The indemnifying party under this Section 9 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 9(c) hereof, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

Section 10.          Contribution.  If the indemnification provided for in Section 9 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 9(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 10; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 9(c) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 10.

Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 10 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their respective names on Schedule A.  For purposes of this Section 10, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Section 11.          Default of One or More of the Several Underwriters.  If, on the First Closing Date or any Option Closing Date any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or any Option Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 7, Section 9 and Section 10 shall at all times be effective and shall survive such termination (except with respect to any defaulting Underwriter hereunder).  In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 11.  Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 12.          Termination of this Agreement.  Prior to the purchase of the Firm Shares by the Underwriters on the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq, or trading in securities generally on either the Nasdaq or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges; (ii) a general banking moratorium shall have been declared by any U.S. federal, New York or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to proceed with the Offering or delivery of the Offered Shares in the manner and on the terms described in the Time of Sale Prospectus or the Prospectus; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 12 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 4 or Section 7 hereof or (b) any Underwriter to the Company; provided, however, that the provisions of Section 9 and Section 10 shall at all times be effective and shall survive such termination.

Section 13.          No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 14.          Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and, anything herein to the contrary notwithstanding, will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 15.          Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:	Stifel, Nicolaus & Company, Incorporated
One Montgomery Street
Suite 3700
San Francisco, California 94104
Facsimile: (415) 364-2868
Attention: General Counsel

with a copy to:	Goodwin Procter LLP
The New York Times Building
620 Eighth Avenue
New York, New York 10018
Facsimile: (212) 813-8800
Attention: Thomas S. Levato

If to the Company:	ACM Research, Inc.
42307 Osgood Road, Suite I
Fremont, California 94538
Facsimile: (510) 445-3700
Attention: David H. Wang

with a copy to:	K&L Gates LLP
One Lincoln Street
Boston, Massachusetts 02111
Facsimile: (617) 261-3157
Attention: Mark L. Johnson

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 16.          Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 and Section 10, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 17.          Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 18.          Governing Law Provisions.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.          General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 9 and the contribution provisions of Section 10, and is fully informed regarding said provisions.  Each of the parties hereto further acknowledges that the provisions of Section 9 and Section 10 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ACM RESEARCH, INC.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in New York, New York as of the date first above written.

STIFEL, NICOLAUS & COMPANY, INCORPORATED
Acting individually and as Representative
of the several Underwriters named in
the attached Schedule A.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:
Name:
Title:

Schedule A

Underwriters	Number of Firm Shares to be Purchased
Stifel, Nicolaus & Company, Incorporated	785,715
Needham & Company, LLC	491,072
Roth Capital Partners LLC	250,000
Craig-Hallum Capital Group LLC	205,357
The Benchmark Company	53,571
Total	1,785,715

Schedule B

Free Writing Prospectuses Included in the Time of Sale Prospectus

None.

Pricing Information

Firm Shares:  1,785,715 Shares of Class A Common Stock

Optional Shares:  267,857 Shares of Class A Common Stock

Public Offering Price:  $14.00

Commission:          5.75%

Schedule C

Permitted Section 5(d) Communications

None.

Exhibit A

Form of Lock-up Agreement

STIFEL, NICOLAUS & COMPANY, INCORPORATED
  As Representative of the several Underwriters
One Montgomery Street
Suite 3700
San Francisco, California 94104

RE:          ACM Research, Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an officer, director and/or an owner of shares (“Shares”) of Class A or Class B common stock, par value $0.0001 per share, of the Company (together, the “Common Stock”) or of Related Securities.  The Company proposes to conduct a public offering of Shares (the “Offering”) for which Stifel, Nicolaus & Company, Incorporated (“Stifel”) will act as the representative of the underwriters.  The undersigned recognizes that the Offering will benefit each of the Company and the undersigned.  The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) and other underwriting arrangements with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement.  Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of Stifel, which may withhold its consent in its sole discretion:

•
Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•
make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing restrictions shall not apply to the following:

(i)	transactions relating to Shares Related Securities acquired in open market transactions after the completion of the Offering;

(ii)	transfers of Shares or Related Securities as a bona fide gift;

(iii)	transfers or dispositions of Shares or Related Securities to the Immediate Family Member or to a trust formed for the direct or indirect benefit of the undersigned or an Immediate Family Member;

(iv)	transfers or dispositions of Shares or Related Securities by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or trustee of the undersigned;

(v)
transfers or dispositions of Shares or Related Securities  pursuant to a divorce settlement agreement or decree or a qualified domestic relations order as defined in the United States Employee Retirement Income Security Act of 1974, as amended, or similar foreign laws;

(vi)
transfers or dispositions of Shares or Related Securities to any affiliate, limited partners, general partners, limited liability company members or shareholders of the undersigned, or if the undersigned is a corporation to any wholly owned subsidiary of such corporation, or if the undersigned is a trust, to a trustor or beneficiary of the trust;

(vii)
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares or Related Securities, provided that such plan does not provide for the transfer of Shares during the Lock-up Period;

(viii)
the receipt by the undersigned from the Company of Shares upon the exercise of options or the vesting of restricted stock units, pursuant to an employee benefit plan disclosed in the prospectus relating to the Offering, or the transfer of Shares or Related Securities to the Company upon a vesting event of the Company’s securities (including restricted stock units) or upon the exercise of options or warrants to purchase the Company’s securities on a “cashless,” “net exercise” or “net withholding” basis to cover the exercise price or tax withholding obligations of the undersigned in connection with such vesting or exercise, provided that any filing under Section 16(a) of the Exchange Act shall clearly indicate in the footnotes thereto that (a) the filing relates to the circumstances described, (b) no Shares or Related Securities were sold by the reporting person to any third party and (c) the Shares or Related Securities received upon exercise of the option or vesting of the restricted stock units remain subject to the terms of this letter agreement; or

(ix)
the transfer of Shares or Related Securities to the Company pursuant to agreements existing as of the date hereof under which (a) such Shares or Related Securities were issued and (b) the Company has the option to repurchase such Shares or Related Securities or a right of first refusal with respect to transfers of such Shares or Related Securities, provided that no Shares or Related Securities were sold by the undersigned pursuant to this clause (ix);

provided that, in the case of clauses (i) and (ix), (a) no filing under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Shares shall be required, and (b) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be voluntarily made by the undersigned, in the case of both clauses (a) and (b), during the Lock-up Period, other than Forms 5 and Schedule 13F; provided further that, in the case of any transfer or distribution pursuant to clauses (ii), (iii), (iv), (v) and (vi), (a) the recipient agrees to be bound in writing by the same restrictions set forth herein for the duration of the Lock-up Period, (b) no filing under Section 13 or Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Shares shall be required during the Lock-up Period, other than Forms 5 and Schedule 13F, and (c) no filing under Section 13 or Section 16(a) of the Exchange Act or other public announcement shall be voluntarily made by the undersigned or the transferee during the Lock-up Period, other than Forms 5 and Schedule 13F, and (d) any such transfer shall not involve a disposition for value.  In addition, the foregoing restrictions shall not apply to Shares or Related Securities held by the undersigned and sold pursuant to that certain Equity Purchase Agreement to be entered into by and among the Company and the stockholders of the Company who are signatories thereto, which Equity Purchase Agreement shall be dated on or before the date of the Underwriting Agreement.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of  the offer and sale of any Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.  The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors.  The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement.  This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Dated: , 2019
Signature

Printed Name of Person Signing

(Indicate capacity of person signing if
signing as custodian or trustee, or on behalf
of an entity)

Annex A

Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•
“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise).  “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•
“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 90 days after the date of the Prospectus (as defined in the Underwriting Agreement).

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

•
“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

•
“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this letter agreement.

Exhibit B

Directors, Executive Officers and Others
Signing Lock-up Agreement

Directors:

•	David H. Wang

•	Haiping Dun

•	Chenming C. Hu

•	Tracy Liu

•	Yinan Xiang

•	Zhengfan Yang

Executive Officers:

•	Fuping Chen

•	Jian Wang

•	Sotheara Cheav

•	Lisa Feng

•	Mark McKechnie

Others:

•	Shanghai Science and Technology Venture Capital Co., Ltd.

•	Xinxin (Hongkong) Capital Co., Limited

•	Shengxin (Shanghai) Management Consulting Limited Partnership